Exhibit 8.1

Subsidiaries	Total Capital	Voting Capital	Country of Incorporation	Activity
Petrobras Netherlands B.V. - PNBV (i)	100.00%	100.00%	Netherlands	E&P
Petrobras Distribuidora S.A. - BR	100.00%	100.00%	Brazil	Distribution
Petrobras International Braspetro - PIB BV (i) (ii) (iii)	99.98%	99.98%	Netherlands	Several segments (iii)
Petrobras Transporte S.A. - Transpetro	100.00%	100.00%	Brazil	RT&M
Petrobras Logística de Exploração e Produção S.A. - PB-LOG	100.00%	100.00%	Brazil	E&P
Transportadora Associada de Gás S.A. - TAG	100.00%	100.00%	Brazil	Gas & Power
Petrobras Gás S.A. - Gaspetro	51.00%	51.00%	Brazil	Gas & Power
Petrobras Biocombustível S.A. - PBIO	100.00%	100.00%	Brazil	Biofuels
Petrobras Logística de Gás - Logigás	100.00%	100.00%	Brazil	Gas & Power
Liquigás Distribuidora S.A.	100.00%	100.00%	Brazil	RT&M
Araucária Nitrogenados S.A.	100.00%	100.00%	Brazil	Gas & Power
Termomacaé Ltda.	99.99%	99.99%	Brazil	Gas & Power
Braspetro Oil Services Company - Brasoil (i)	100.00%	100.00%	Cayman Islands	Corporate
Breitener Energética S.A.	93.66%	93.66%	Brazil	Gas & Power
Companhia Integrada Têxtil de Pernambuco S.A. - CITEPE	100.00%	100.00%	Brazil	RT&M
Termobahia S.A.	98.85%	98.85%	Brazil	Gas & Power
Companhia Petroquímica de Pernambuco S.A. - PetroquímicaSuape	100.00%	100.00%	Brazil	RT&M
Baixada Santista Energia S.A.	100.00%	100.00%	Brazil	Gas & Power
Petrobras Comercializadora de Energia Ltda. - PBEN	99.91%	99.91%	Brazil	Gas & Power
Fundo de Investimento Imobiliário RB Logística - FII	99.00%	99.00%	Brazil	E&P
Petrobras Negócios Eletrônicos S.A. - E-Petro	99.95%	99.95%	Brazil	Corporate
Termomacaé Comercializadora de Energia Ltda	100.00%	100.00%	Brazil	Gas & Power
5283 Participações Ltda.	100.00%	100.00%	Brazil	Corporate
Downstream Participações Ltda.	99.99%	99.99%	Brazil	Corporate

Joint Operations	Total Capital	Voting Capital	Country of Incorporation	Activity
Fábrica Carioca de Catalizadores S.A. - FCC	50.00%	50.00%	Brazil	RT&M
Ibiritermo S.A.	50.00%	50.00%	Brazil	Gas & Power

Consolidated Structured Entities	Total Capital	Voting Capital	Country of Incorporation	Activity
Charter Development LLC – CDC	0.00%	0.00%	U.S.A.	E&P
Companhia de Desenvolvimento e Modernização de Plantas Industriais – CDMPI	0.00%	0.00%	Brazil	RT&M
PDET Offshore S.A.	0.00%	0.00%	Brazil	E&P
Fundo de Investimento em Direitos Creditórios Não-padronizados do Sistema Petrobras	0.00%	0.00%	Brazil	Corporate
Fundo de Investimento em Direitos Creditórios Padronizados do Sistema Petrobras	0.00%	0.00%	Brazil	Corporate

(i)       Companies abroad with financial statements prepared in foreign currencies.

(ii)      5283 Participações Ltda holds an 0.0187% interest (an 11.88% interest in 2014, diluted by Petrobras' investments).

(iii)    Cover activities abroad in E&P, RTM, Gas & Power and Distribution segments.